EXHIBIT 10.31

INAMED CORPORATION

NON-EMPLOYEE DIRECTOR’S STOCK OPTION PLAN

1.         PURPOSE

The purpose of this Non-Employee Director Stock Option Plan (the “Plan”) is to enable Inamed Corporation (the “Company”) to provide compensatory stock options to members of its Board of Directors (the “Board”) who are not also employees of or consultants to the Company (“Non-Employee Directors”).  The Board believes that the granting of such options will stimulate the interest of Non-Employee Directors and strengthen their desire to remain on the Board.  The Plan was adopted by the Board of Directors of the Company on November 16, 1993 and approved by the Shareholders at the December 28, 1993 Annual Meeting.  It is intended that the Plan will constitute a “formula plan” within the meaning and for the purposes of Rule 16b-3 issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934.  The provisions of the Plan and/or any option agreement made pursuant to the Plan will be interpreted and applied accordingly.  Awards to Non-Employee Directors are non-qualified stock options (“Non-Qualified Stock Options”).

2.         STOCK SUBJECT TO THE PLAN

The Company may issue and sell a total of 150,000 shares of its common stock, $.01 par value (the “Common Stock”) pursuant to the Plan.  Such shares may be either authorized and unissued or held by the Company in its treasury.  New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired.

3.         ADMINISTRATION

The Plan shall be administered by the Board.  Subject to the provisions of the Plan and applicable law, the Board, acting in its sole and absolute discretion, shall have full power and authority to interpret the provisions of the Plan and option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan.  The decisions of the Board as to any disputed question, including questions of construction, interpretation and administration, shall be final and conclusive on all persons.

4.         AUTOMATIC OPTION GRANTS

An option to purchase 5,000 shares of Common Stock will automatically be granted to each Non-Employee Director on the date of the 1993 annual meeting of the Company’s Shareholders or, if later, on the date of his or her initial appointment or election (by the Board or the Shareholders, as the case may be) as a director, and an option to purchase an additional 5,000 shares of Common Stock will automatically be granted to each Non-Employee Director on each anniversary of his or her initial grant date on which he or she is still serving as a director; provided, however, that (a) no Non-Employee Director shall be granted options hereunder to purchase more than 50,000 shares of Common Stock; and (b) no option will be granted to a Non-Employee Director who, on the grant date, beneficially owns (as defined in Rule 13d-3 issued by the Securities and Exchange Commission under Section 13d of the Securities Exchange Act of 1934, as amended) five percent or more of the Common Stock of the Company.  Upon grant of an option under the Plan, the Non-Employee Director receiving the grant must enter into a written option agreement with the Company that contains terms, provisions and conditions that are consistent with the Plan and have been determined from time to time by the Board.

5.         TERMS AND CONDITIONS OF OPTIONS

Each option granted under the Plan shall be evidenced by a written agreement containing the following terms and conditions:

(a)    Option Price.  The purchase price per share shall be equal to the fair market value of a share of Common Stock on the date the option is granted.  For purposes hereof, the fair market value of a share of Common Stock on any date shall be equal to the closing sale price per share as published by a national securities exchange on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date or, if shares of the Common Stock are not listed on a national securities exchange, on such date, the closing sale price per share as listed on the NASDAQ National Market System or, if shares of the Common Stock are not listed on the NASDAQ National Market System on such date, the average of the bid and asked prices in the over-the-counter market at the close of trading on such date.

(b)    Option Period.  The period during which an option may be exercised shall be seven years from the date the option is granted.

(c)    Exercise of Options.  No option shall be exercisable unless the Non-Employee Director to whom the option was granted remains in the continuous service as a director of the Company for at least one year from the date the option is granted.  All or part of the exercisable portion of an option may be exercised at any time during the option period, except that, without the consent of the Board, no partial exercise of an option shall be made for less than 1,000 shares.  An option may be exercised by transmitting to the Company (i) a written notice specifying the number of shares to be purchased, and (ii) payment in full of the purchase price, together with the amount, if any, deemed necessary to enable the Company to satisfy all income tax withholding obligations with regard to such exercise (unless other arrangements acceptable to the Board are made with respect to the satisfaction of such withholding obligations).

(d)    Payment Option Price.  The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan shall be payable in cash or check and/or such other form of payment as may be permitted by the Board, including, without limitation, previously owned shares of Common Stock.

(e)    Rights as a Shareholder.  No shares of Common Stock shall be issued in respect of the exercise of an Option granted under the Plan until full payment therefor has been made.  The holder of an option shall have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her.  Except as otherwise provided herein, no adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

(f)     Nontransferability of Option.  No option shall be assignable or transferable except upon the optionee’s death to a beneficiary designated by the optionee in accordance with procedures established by the Board or, if no designated beneficiary shall survive the optionee, pursuant to the optionee’s will or by the laws of descent and distribution.  During an optionee’s lifetime, options may be exercised only by the optionee or the optionee’s guardian or legal representative.

(g)    Termination of Service. If an optionee ceases to perform services as a director of the Company for any reason, then each outstanding option granted to him or her under the Plan shall terminate on the date three months after the date of such termination of service (or, if earlier, the date specified in the option agreement).

(h)    Other Provisions.  The Board may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

6.         CAPITAL CHANGES, REORGANIZATION, SALE

(a)    Adjustments Upon Changes in Capitalization.  The aggregate number and class of shares for which options may be earned under the Plan, the number and class of shares covered by each outstanding option and the exercise price per share shall all be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares of any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company’s capital stock.

(b)    Cash, Stock or other Property for Stock.  Except as otherwise provided in this subparagraph, in the event of an Exchange Transaction (as defined below), all optionees will be permitted to exercise their outstanding options in whole or in part whether or not otherwise exercisable immediately prior to such Exchange Transaction, and any outstanding options which are not exercised before the Exchange Transaction will thereupon terminate.  Notwithstanding the preceding sentence, if, as part of the Exchange Transaction, the Shareholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Common Stock, and if the Board in its sole discretion so directs, then all outstanding options will be converted into options to purchase shares of Exchange Stock.  The amount and price of converted options will be determined by adjusting the amount and price of the options granted hereunder on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock will receive in the Exchange Transaction and, unless the Board determines otherwise, the vesting conditions with respect to the converted options will be substantially the same as the vesting conditions set forth in the original option agreement.

(c)    Definition of Exchange Transaction.  For purposes hereto, the term “Exchange Transaction” means a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock separation, reorganization (other than a mere reincorporation or the creating of a holding company), liquidation of the Company or other similar transaction as a result of which the Shareholders of the company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

(d)    Fractional Shares.  In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded, and each such option will cover only the number of full shares resulting from the adjustment.

(e)    Determination of Board to be Final.  All adjustments under this paragraph 6 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

7.         AMENDMENT AND TERMINATION OF THE PLAN

The Board may rescind or terminate the Plan.  Except as otherwise provided in the Plan, with respect to equity changes, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan, shall be subject to the approval of the Shareholders of the Company.  No amendment or termination may adversely affect any outstanding option without the written consent of the optionee.  Notwithstanding anything to the contrary contained herein or in any option agreement made hereunder, the provisions of paragraphs 4 and 5(a) of the Plan and any other provision of the Plan or of an option agreement relating to the timing of option grants, the amount of shares covered thereby and the exercise price thereunder may not be amended more than once every six months, and no amendments may be made to the Plan or an option amendment if, as a result of such amendment, the Plan would no longer qualify as a “formula plan” under Rule 16b-3 issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934.

8.         NO RIGHTS CONFERRED

Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company.

9.         GOVERNING LAW

The Plan and each option agreement shall be governed by the laws of the state of Florida.

10.       TERM OF THE PLAN

The Plan shall be effective as of December 28, 1993, the date on which Shareholder approval of the Plan was obtained at the 1993 Annual Meeting of Shareholders.  The Plan will terminate on December 28, 2003, ten years from the date on which it was approved by the Shareholders of the Company, unless sooner terminated by the Board.  The rights of optionees under options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the option.

FEDERAL INCOME TAX TREATMENT FOR THE
NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

The following is a brief description of the federal income tax treatment that will generally apply to options granted under the Plan, based on federal income tax laws in effect on the date hereof.  Because the following is only a brief summary of the general federal income tax rules, recipients of options should not rely thereon for individual tax advice, as each taxpayer’s situation and the consequences of any particular transaction will vary depending upon the specific facts and circumstances involved.  EACH TAXPAYER IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR FOR PARTICULAR FEDERAL, AS WELL AS STATE AND LOCAL, INCOME AND ANY OTHER TAX ADVICE.

Non-Qualified Stock Options

The grant of Non-Qualified Stock Options is generally not a taxable event for the optionee.  Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount.  See “Options Granted to Insiders” below.  A subsequent sale of Common Stock generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares.

Options Granted to Insiders

An optionee is a Non-Employee Director and he or she is subject to Section 16 of the Exchange Act.  During any period of time (the “Section 16(b) Period”), a sale of the stock acquired upon exercise of the option could subject such optionee to suit under Section 16.  In such case, the optionee will not recognize ordinary income and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock (determined as of the expiration of the Section 16(b) Period over the option exercise price.  Such an optionee may elect under Section 83(b) of the Internal Revenue Code, as amended, to recognize ordinary income on the date of exercise (an “83(b) Election”), in which case the Company would be entitled to a deduction equal to the amount of ordinary income so recognized.  Insiders should consult their tax advisors to determine the tax consequences to them of exercising Options granted to them pursuant to the Plan.

Miscellaneous Tax Issues

The Company generally will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with options granted or exercised under the Plan.

With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual’s net investment income for the year.  Investment interest generally includes interest paid on indebtedness incurred to purchase Common Stock.  Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

Special rules will apply in cases where a recipient of an option pays the exercise or purchase price of the option or applicable withholding tax obligations under the Plan by delivering previously-owned Common Stock or by reducing the amount of Common Stock otherwise issuable pursuant to the award.  The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares.

CERTAIN LAWS

The acquisition of shares of Common Stock by directors, certain officers, or ten percent shareholders of the Company could be subject to the provisions of Section 16(b) of the Exchange Act under which a purchase of the Company’s Common Stock within six months before or after any sale of such stock could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price.  Such officers, directors and ten percent shareholders are required to file reports of changes in beneficial ownership under Section 16(a) of the Exchange Act.  Rule 16b-3 under the Exchange Act provides an exemption from Section 16(b) liability for certain transactions pursuant to employee benefit plans.  Officers, directors and ten percent shareholders should consult their counsel with respect to the effect of Section 16 upon their participation in the Plan.

Resale of shares received on exercise of options by any person who has a control relationship with the Company may be restricted under the provisions of the Securities Act and the rules and regulations of the Commission, including Rule 144.

The Plan is not subject to any provisions of the Employment Retirement Income Security Act of 1974 and is not required to be qualified under Section 401(a) of the Code.  The Company does not make available reports to employees participating in the Plan.